James River Coal Company Reports Second Quarter 2012 Operating Results

-- Maintaining a Strong Balance Sheet with Available Liquidity of $191.9 Million

-- Q-2 Adjusted EBITDA of $22.3 Million; Capital Expenditures of $23.0 Million

-- Reached Agreements to Ship Approximately 816,000 Tons of Thermal/Industrial and Metallurgical Coal in 2012 at an Average Sales Price of $114.83 Per Ton

-- Received 5 New Surface Mining Permits from State and Federal Regulatory Agencies

-- Confirming All Current 2012 Operating and Financial Guidance; Capital Expenditures Remain Under Review

-- Conference Call Slides Posted to Company Website

RICHMOND, Va., Aug. 9, 2012 /PRNewswire/ -- James River Coal Company (NASDAQ: JRCC), today announced that it had net loss of $25.8 million or $0.74 per diluted share for the second quarter of 2012 and net loss of $41.4 million or $1.19 per diluted share for the six months ended June 30, 2012. The 2012 results are compared to net income of $0.8 million or $0.02 per diluted share for the second quarter of 2011 and net loss of $6.8 million or $0.22 per diluted share for the six months ended June 30, 2011.

Peter T. Socha, Chairman and Chief Executive Officer commented: "We are both pleased and cautious this quarter. In the operations area, we are very pleased to report that we have received five significant permits for our surface mining operations. Our operations team has put a tremendous amount of time and effort into obtaining these permits. They showed flexibility and creativity in working with state and federal regulatory authorities in finding solutions that would meet the needs of all parties. Our operations team has also continued to demonstrate their ability to quickly adapt to changing market conditions. Both the met and the thermal coal markets are in a state of transition. The met market has softened recently due to global macroeconomic concerns and a slight oversupply situation. We are cautious about the met market in the short term, but continue to be very enthusiastic about the demand for these coals going forward. The construction of global infrastructure is continuing. The thermal market is just beginning to show signs of recovery. We believe that this is due to production cutbacks throughout the industry as well as improved demand for both coal and natural gas due to warmer than normal temperatures. Our sales and marketing team has done a great job of shipping coal under existing contracts and finding pockets of opportunity in difficult markets. We continue to be pleased with our balanced approach to operating assets, customer markets, and financial stability."

FINANCIAL RESULTS

The following tables show selected operating results for the quarter and six months ended June 30, 2012 compared to the quarter and six months ended June 30, 2011 (in 000's except per ton amounts).

Total Results	Three Months Ended June 30,				Six Months Ended June 30,
	2012		2011		2012		2011
	Total	Per Ton	Total	Per Ton	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	2,539		2,640		5,342		4,762
Coal purchased from other sources (tons)	434		566		797		612
Total coal available to ship (tons)	2,973		3,206		6,139		5,374

Coal shipments (tons)	2,910		3,261		5,961		5,334
Coal sales revenue	$ 259,628	89.22	$ 328,182	100.64	$ 539,391	90.49	$ 492,037	92.25
Freight and handling revenue	17,730	6.09	23,855	7.32	39,952	6.70	24,582	4.61
Cost of coal sold	224,314	77.08	264,108	80.99	461,203	77.37	396,927	74.41
Freight and handling costs	17,730	6.09	23,855	7.32	39,952	6.70	24,582	4.61
Depreciation, depletion, & amortization	32,514	11.17	28,210	8.65	62,634	10.51	44,245	8.29
Gross profit	2,800	0.96	35,864	11.00	15,554	2.61	50,865	9.54
Selling, general & administrative	15,266	5.25	14,811	4.54	30,832	5.17	24,181	4.53
Acquisition costs	-		3,859		-		8,504

Adjusted EBITDA plus acquisition costs (1)	$ 22,345	7.68	$ 54,449	16.70	$ 52,082	8.74	$ 78,151	14.65

(1)	Adjusted EBITDA plus acquisition costs is defined under "Reconciliation of Non-GAAP Measures" in this release.
Adjusted EBITDA is used to determine compliance with financial covenants in our revolving credit facility.

Segment Results	Three Months Ended June 30,				Six Months Ended June 30,
	2012		2011		2012		2011
CAPP	Total	Per Ton	Total	Per Ton	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	1,932		2,023		4,177		3,478
Coal purchased from other sources (tons)	434		566		797		612
Total coal available to ship (tons)	2,366		2,589		4,974		4,090
Coal shipments (tons)
Steam (tons)	1,412		1,893		3,176		3,274
Metallurgical (tons)	897		727		1,625		761
Total Shipments (tons)	2,309		2,620		4,801		4,035
Coal sales revenue
Steam	$ 117,229	83.02	$ 169,977	89.79	$ 269,095	84.73	$ 303,417	92.67
Metallurgical	115,581	128.85	130,499	179.50	218,755	134.62	134,644	176.93
Total coal sales revenue	232,810	100.83	300,476	114.69	487,850	101.61	438,061	108.57
Freight and handling revenue	17,426	7.55	23,316	8.90	38,470	8.01	23,316	5.78
Cost of coal sold	$ 202,476	87.69	$ 240,794	91.91	$ 416,305	86.71	$ 349,493	86.62
Freight and handling costs	17,426	7.55	23,316	8.90	38,470	8.01	23,316	5.78

	Three Months Ended June 30,				Six Months Ended June 30,
	2012		2011		2012		2011
Midwest	Total	Per Ton	Total	Per Ton	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	607		617		1,165		1,284
Coal purchased from other sources (tons)	-		-		-		-
Total coal available to ship (tons)	607		617		1,165		1,284
Coal shipments (tons)	601		641		1,160		1,299
Coal sales revenue	$ 26,818	44.62	$ 27,706	43.22	$ 51,541	44.43	$ 53,976	41.55
Freight and handling revenue	304	0.51	539	0.84	1,482	1.28	1,266	0.97
Cost of coal sold	$ 21,838	36.34	$ 23,314	36.37	$ 44,898	38.71	$ 47,434	36.52
Freight and handling costs	304	0.51	539	0.84	1,482	1.28	1,266	0.97

PERMITS

C.K. Lane, Senior Vice President and Chief Operating Officer commented: "James River Coal is continuing to use innovative approaches to permit design, along with working cooperatively with the Environmental Protection Agency (EPA), the Corp. of Engineer's (COE) and State agencies to adapt to the realities of today's permitting environment. As a result we are pleased to announce that we have received 5 surface mining permits that will allow us to extend existing operations for several years." Below is a recap of the five permits:

  The Freelandville COE 404 permit allows the mining of approximately 4.2 million tons of surface coal currently under lease at Triad's Freelandville mine.  There are additional leases that could be acquired to add on additional tonnage.
  The Rough Creek Surface Mining Control and Reclamation Act (SMCRA) permit which will allow Triad to surface mine Indiana No. 5 reserves at our Log Creek Complex that were originally slated to be mined by underground methods. In addition to the increased extraction of the Indiana No. 5 coal, additional reserves in the Indiana No. 6 and Indiana No. 5B will also be available.   Total reserves associated with this permit are approximately 5.8 million tons.
  The Stacy Branch COE 404 permit has been received.  This is one of the few hollow fill permits issued in the Central Appalachian region in the last five years.  This will open up approximately 3.4 million tons of high quality coal.
  The Kentucky Department of Natural Resources permit for the Wolfpen mine has been received.  This will extend the life of our lowest cost surface operation, Frasure Branch.  The Wolfpen permit gives access to 2.9 million tons of high quality low sulfur coal.
  The Canebrake permit has been approved by the EPA and is awaiting minor revisions by the West Virginia Department of Environmental Protection to accommodate a change in mine plans that is better suited for today's market.  This permit opens up approximately 1.9 million tons of low cost metallurgical coal.

LIQUIDITY AND CASH FLOW

As of June 30, 2012, the Company had available liquidity of $191.9 million calculated as follows (in millions):

Unrestricted Cash	$164.8
Availability under the Revolver	86.5
Letters of Credit Issued under the Revolver	(59.4)

Available Liquidity	$191.9

Restricted Cash	$29.6

Availability under the $100 million Revolver was lower at June 30, 2012 than at March 31, 2012 due to minor disruptions in late June CAPP shipments. The disruptions were caused by the timing of the annual miners' vacation period and annual rail maintenance. Capital expenditures for the second quarter were $23.0 million and $45.9 million for the six months ended June 30, 2012.

SALES POSITION AND MARKET COMMENTS

As of August 8, 2012, we had the following agreements to ship coal at a fixed and known price (in 000's except per ton amounts):

	2012 Priced
	As of May 2, 2012		As of August 8, 2012		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP (1)	8,618	$ 94.83	9,434	$ 96.56	816	$ 114.83
Midwest (3)	2,776	$ 44.16	2,776	$ 44.16	-	$ -

	2013 Priced
	As of May 2, 2012		As of August 8, 2012		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP (2)	1,337	$ 80.45	1,337	$ 79.32	-	$ -
Midwest (3)	2,140	$ 45.35	2,140	$ 45.35	-	$ -

	2014 Priced
	As of May 2, 2012		As of August 8, 2012		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	300	$ 75.75	300	$ 75.75	-	$ -
Midwest (3)	700	$ 49.00	700	$ 49.00	-	$ -

(1) Priced tons in CAPP in 2012 do not include approximately 300,000 tons of met coal that have been sold but not yet priced.
(2) Priced tons in CAPP in 2013 do not include approximately 900,000 tons of met coal that have been sold but not yet priced.
(3) The prices for the Midwest are minimum base price amounts adjusted for projected fuel escalators.

2012 GUIDANCE

We are reaffirming 2012 guidance with the exception of Capital Expenditure guidance which was withdrawn on May 3, 2012. The Company is in the process of assessing its capital needs for the remainder of the year.

CONFERENCE CALL, WEBCAST AND REPLAY: The Company will hold a conference call with management to discuss the second quarter earnings August 9, 2012 at 11:00 a.m. Eastern Time. The conference call can be accessed by dialing 877-340-2553, or through the James River Coal Company website at http://www.jamesrivercoal.com. International callers, please dial 678-224-7860. A replay of the conference call will be available on the Company's website and also by telephone, at 855-859-2056 for domestic callers. International callers, please dial 404-537-3406: pass code 95471315.

James River Coal Company is one of the leading coal producers in Central Appalachia and the Illinois Basin. The company sells metallurgical, bituminous steam and industrial-grade coal to electric utility companies and industrial customers both domestically and internationally. The Company's operations are managed through eight operating subsidiaries located throughout eastern Kentucky, southern West Virginia and southern Indiana. Additional information about James River Coal can be found at its web site www.jamesrivercoal.com

FORWARD-LOOKING STATEMENTS: Certain statements in this press release and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward looking statements include, without limitation, statements regarding future sales and contracting activity, projected fuel escalators and all guidance figures. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: our cash flows, results of operation or financial condition; the consummation of acquisition, disposition or financing transactions and the effect thereof on our business; our ability to successfully integrate International Resource Partners LP and its related entities (IRP); governmental policies, regulatory actions and court decisions affecting the coal industry or our customers' coal usage; legal and administrative proceedings, settlements, investigations and claims; our ability to obtain and renew permits necessary for our existing and planned operation in a timely manner; environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy; inherent risks of coal mining beyond our control, including weather and geologic conditions or catastrophic weather-related damage; our production capabilities; availability of transportation; our ability to timely obtain necessary supplies and equipment; market demand for coal, electricity and steel; competition; our relationships with, and other conditions affecting, our customers; employee workforce factors; our assumptions concerning economically recoverable coal reserve estimates; future economic or capital market conditions; our plans and objectives for future operations and expansion or consolidation; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Consolidated Balance Sheets (in thousands, except share data)

	June 30, 2012	December 31, 2011
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$164,835	199,711
Trade receivables	99,870	107,557
Inventories:
Coal	59,224	52,717
Materials and supplies	18,377	17,800
Total inventories	77,601	70,517
Prepaid royalties	8,809	8,465
Other current assets	9,387	11,461
Total current assets	360,502	397,711
Property, plant, and equipment, net	889,978	909,294
Goodwill	26,492	26,492
Restricted cash and short term investments	29,579	29,510
Other assets	35,790	41,575
Total assets	$1,342,341	1,404,582

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$77,533	110,557
Accrued salaries, wages, and employee benefits	13,859	12,996
Workers' compensation benefits	9,200	9,200
Black lung benefits	2,512	2,512
Accrued taxes	5,680	7,563
Other current liabilities	23,308	27,861
Total current liabilities	132,092	170,689
Long-term debt, less current maturities	589,519	582,193
Other liabilities:
Noncurrent portion of workers' compensation benefits	63,100	60,721
Noncurrent portion of black lung benefits	57,894	56,152
Pension obligations	27,146	29,121
Asset retirement obligations	99,211	94,654
Other	13,287	14,390
Total other liabilities	260,638	255,038
Total liabilities	982,249	1,007,920
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1.00 par value. Authorized 10,000,000 shares	-	-
Common stock, $.01 par value. Authorized 100,000,000 shares; issued and outstanding 35,888,611 and 35,671,953 shares as of June 30, 2012 and December 31, 2011	359	357
Paid-in-capital	543,769	541,362
Accumulated deficit	(139,104)	(97,682)
Accumulated other comprehensive loss	(44,932)	(47,375)
Total shareholders' equity	360,092	396,662
Total liabilities and shareholders' equity	$1,342,341	1,404,582

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Consolidated Statements of Operations (in thousands, except per share data) (unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenues
Coal sales revenue	$259,628	328,182	539,391	492,037
Freight and handling revenue	17,730	23,855	39,952	24,582
Total revenue	277,358	352,037	579,343	516,619
Cost of sales:
Cost of coal sold	224,314	264,108	461,203	396,927
Freight and handling costs	17,730	23,855	39,952	24,582
Depreciation, depletion and amortization	32,514	28,210	62,634	44,245
Total cost of sales	274,558	316,173	563,789	465,754
Gross profit	2,800	35,864	15,554	50,865
Selling, general and administrative expenses	15,266	14,811	30,832	24,181
Acquisition costs	-	3,859	-	8,504
Total operating income (loss)	(12,466)	17,194	(15,278)	18,180
Interest expense	13,527	15,607	26,912	23,458
Interest income	(171)	(128)	(385)	(183)
Charges associated with repayment of debt	-	740	-	740
Miscellaneous income, net	(90)	(181)	(433)	(302)
Total other expense, net	13,266	16,038	26,094	23,713
Net income (loss) before income taxes	(25,732)	1,156	(41,372)	(5,533)
Income tax expense	31	367	50	1,282
Net income (loss)	$(25,763)	789	(41,422)	(6,815)
Earnings (loss) per common share
Basic earnings (loss) per common share	$(0.74)	0.02	(1.19)	(0.22)
Diluted earnings (loss) per common share	$(0.74)	0.02	(1.19)	(0.22)

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Six Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(41,422)	(6,815)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation, depletion, and amortization	62,634	44,245
Accretion of asset retirement obligations	2,617	1,975
Amortization of debt discount and issue costs	8,667	6,383
Stock-based compensation	2,696	2,648
Deferred income tax benefit	-	2,236
Gain on sale or disposal of property, plant and equipment	(122)	-
Write-off of deferred financing costs	-	740
Changes in operating assets and liabilities:
Receivables	7,687	38,568
Inventories	(3,724)	(10,156)
Prepaid royalties and other current assets	1,730	(878)
Restricted cash	(69)	(6,010)
Other assets	4,417	(4,991)
Accounts payable	(33,024)	12,512
Accrued salaries, wages, and employee benefits	863	1,369
Accrued taxes	(2,170)	(21)
Other current liabilities	(4,691)	4,339
Workers' compensation benefits	2,379	1,937
Black lung benefits	2,514	1,881
Pension obligations	(304)	(971)
Asset retirement obligations	(96)	(2,123)
Other liabilities	(157)	(70)
Net cash provided by operating activities	10,425	86,798
Cash flows from investing activities:
Additions to property, plant, and equipment	(45,881)	(58,306)
Payment for acquisition, net of cash acquired	-	(515,962)
Proceeds from sale of property, plant and equipment	580	-
Net cash used in investing activities	(45,301)	(574,268)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	-	505,000
Repayment of long-term debt	-	(150,000)
Net proceeds from issuance of common stock	-	170,545
Debt issuance costs	-	(13,768)
Net cash provided by financing activities	-	511,777
Increase (decrease) in cash	(34,876)	24,307
Cash and cash equivalents at beginning of period	199,711	180,376
Cash and cash equivalents at end of period	$164,835	204,683

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Reconciliation of Non GAAP Measures
(in thousands)
(unaudited)

EBITDA is used by management to measure operating performance. We define EBITDA as net income or loss plus interest expense (net), income tax expense (benefit) and depreciation, depletion and amortization (EBITDA), to better measure our operating performance. We regularly use EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates. In addition, we use EBITDA in evaluating acquisition targets.

Adjusted EBITDA is defined as EBITDA as further adjusted for certain cash and non-cash charges as specified in our revolving credit facility and is used in several of the covenants in that facility. Adjusted EBITDA plus acquisition costs further adjusts Adjusted EBITDA to add back certain non-recurring costs incurred in connection with the IRP acquisition that may not reflect the trend of future results. We believe that Adjusted EBITDA plus acquisition cost presents a useful measure of our ability to service and incur debt on an ongoing basis.

EBITDA, Adjusted EBITDA, Adjusted EBITDA plus acquisition costs are not recognized terms under GAAP and are not an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of operating liquidity. Because not all companies use identical calculations, this presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDA plus acquisition costs may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA, Adjusted EBITDA, Adjusted EBITDA plus acquisition costs are not intended to be a measure of free cash flow for management's discretionary use, as they do not reflect certain cash requirements such as tax payments, interest payments and other contractual obligations.

	Three Months Ended		Six Months Ended
	June 30	June 30	June 30	June 30
	2012	2011	2012	2011

Net income (loss)	$(25,763)	789	(41,422)	(6,815)
Income tax expense	31	367	50	1,282
Interest expense	13,527	15,607	26,912	23,458
Interest income	(171)	(128)	(385)	(183)
Depreciation, depletion, and amortization	32,514	28,210	62,634	44,245
EBITDA (before adjustments)	$20,138	44,845	47,789	61,987
Other adjustments specified
in our current debt agreement
Direct acquisition costs	-	3,859	-	8,504
Charges associated with repayment of debt	-	740	-	740
Other	2,207	2,256	4,293	4,171
Adjusted EBITDA	$22,345	51,700	52,082	75,402
Write-up of IRP inventory	-	2,749		2,749
Adjusted EBITDA plus acquisition costs	$22,345	54,449	52,082	78,151

CONTACT:

James River Coal Company
Elizabeth M. Cook
Director of Investor Relations
(804) 780-3000